Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-84764) and Forms S-8 (No. 333-45949, No. 333-68855, No.333-77111, No. 333-73240, No.333-86796, and No. 333-115426) of PMA Capital Corporation of our reports dated March 9, 2006, relating to the consolidated financial statements and consolidated financial statement schedules of PMA Capital Corporation, and management’s report on the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K of PMA Capital Corporation for the year ended December 31, 2005.

We also consent to the incorporation by reference in the above Registration Statements of our reports dated March 9, 2006 relating to the 2005 financial statements of Pennsylvania Manufacturers’ Association Insurance Company and the 2005 consolidated financial statements of PMA Capital Insurance Company which also appear in this Form 10-K.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
March 9, 2006